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                                                            EXHIBIT 11
                                                            (Page 1 of 2)

                 HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS PER SHARE
                  (In thousands, except per share amounts)

- --------------------------------------------------------------------------
                                              1993      1992       1991
- --------------------------------------------------------------------------
Primary:

Earnings:
    Income (loss) from continuing
        operations                        $52,494   $(175,836)  $(207,756)
    Less dividends on:
        HCI first preferred series X                     (118)       (306)
        HCI series 1 second preference
           shares                            (885)       (971)
                                         --------   ---------   ---------
    Income (loss) from continuing
        operations applicable to earnings
        per share calculations             51,609    (176,925)   (208,062)

Loss from discontinued operations                                 (25,359)
                                         --------   ---------   ---------

Income (loss) before cumulative
    effect applicable to earnings
    per share calculations                 51,609    (176,925)   (233,421)

Cumulative effect of change in
    accounting for post-retirement
    benefits                                                      (28,800)
                                         --------   ---------   ---------
Net income (loss) applicable to
    earnings per share calculations       $51,609   $(176,925)  $(262,221)
                                         ========   =========   =========

Weighted average number of shares
    outstanding                           137,046     135,221     132,110
                                         ========   =========   =========

Per share amounts:
    Income (loss) from continuing
        operations                          $0.38      $(1.31)     $(1.57)
    Loss from discontinued
        operations                                                  (0.19)
                                           -------     -------     -------
    Income (loss) before cumulative effect   0.38       (1.31)      (1.76)
    Cumulative effect of change in
        accounting for post-retirement
        benefits                                                    (0.22)
                                           -------     -------     -------
    Net income (loss) per share             $0.38      $(1.31)     $(1.98)
                                           =======     =======     =======
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                                                               EXHIBIT 11
                                                            (Page 2 of 2)
- --------------------------------------------------------------------------
                                              1993       1992         1991
- --------------------------------------------------------------------------
Fully Diluted:

Earnings:
    Income (loss) from continuing
        operations                        $52,494   $(175,836)  $(207,756)
    Less dividends on:
        HCI first preferred series X                     (118)       (306)
        HCI series 1 second preference
          shares                             (885)       (971)
    Add:
        Interest relating to 5.5%
          convertible subordinated notes,
          net of tax                        3,447
        Amortization of issuance costs
          relating to 5.5% convertible
          subordinated notes, net of tax      234
                                         ---------   ---------   ---------
    Income (loss) from continuing
        operations applicable to earnings
        per share calculations             55,290    (176,925)   (208,062)

Income (loss) from discontinued
    operations                                                    (25,359)
                                         ---------   ---------   ---------

Income (loss) before cumulative effect
    applicable to earnings per share
    calculations                           55,290    (176,925)   (233,421)

Cumulative effect of change in
    accounting for post-retirement
    benefits                                                      (28,800)
                                         --------   ----------  ----------
Net income (loss) applicable to
    earnings per share calculations       $55,290   $(176,925)  $(262,221)
                                         ========   ==========  ==========

Weighted average number of shares
    outstanding:
    Common shares                         137,046     135,221     132,110
    Additional average shares outstanding
        assuming conversion of 5.5%
        convertible subordinated notes      3,397
                                         ---------   ---------   ---------
                                          140,443     135,221     132,110
                                         =========   =========   =========

Per share amounts:
    Income (loss) from continuing
        operations                          $0.39      $(1.31)     $(1.57)
    Loss from discontinued
        operations                                                  (0.19)
                                         ---------   ---------   ---------
    Income (loss) before cumulative
        effect                               0.39       (1.31)      (1.76)
    Cumulative effect of change in
        accounting for post-retirement
        benefits                                                    (0.22)
                                         ---------   ---------   ---------
   Net income (loss) per share              $0.39(a)   $(1.31)     $(1.98)
                                         =========   =========   =========

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

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